CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Maximum Aggregate Offering Price(1)	Amount Of Registration Fee(2)
A$300,000,000 3.604% Senior Notes due 2023	U.S.$237,154,150	U.S.$27,486.17
A$450,000,000 Senior Floating Rate Notes due 2023	U.S.$355,731,225	U.S.$41,229.25

(1)	The U.S. dollar equivalent of the aggregate offering price of the notes has been calculated using the USD/AUD exchange rate as of August 30, 2017 of 1.2650, as published by Bloomberg L.P.
(2)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-209069

PROSPECTUS SUPPLEMENT

(To prospectus dated January 21, 2016)

Sumitomo Mitsui Financial Group, Inc.

(incorporated under the laws of Japan with limited liability)

A$300,000,000 3.604% Senior Notes due 2023

A$450,000,000 Senior Floating Rate Notes due 2023

We will issue an aggregate principal amount of A$300,000,000 of senior fixed rate notes due March 7, 2023, or the fixed rate notes. The fixed rate notes will bear interest commencing September 7, 2017 at the rate of 3.604% per annum, payable semiannually in arrears on March 7 and September 7 of each year, beginning on March 7, 2018.

We will issue an aggregate principal amount of A$450,000,000 of senior floating rate notes due March 7, 2023, or the floating rate notes, and together with the fixed rate notes, the notes. The floating rate notes will bear interest commencing September 7, 2017 at a floating rate per annum, reset quarterly, equal to the Australian dollar three-month Bank Bill Swap rate, or the BBSW Rate (determined as provided under “Description of the Notes”), plus 1.20% payable quarterly in arrears on March 7, June 7, September 7 and December 7 of each year, beginning on December 7, 2017, subject to adjustments.

The notes will not be redeemable prior to maturity, except as set forth under “Description of the Notes—Redemption for Taxation Reasons,” and will not be subject to any sinking fund. The notes will be issued only in registered form in minimum denominations of A$2,000 and integral multiples of A$1,000 in excess thereof (sales in Australia subject to a minimum consideration of A$500,000).

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Article 4.1(14) of the Markets in Financial Instruments Directive (Directive 2004/39/EC). This prospectus supplement does not constitute a prospectus for the purposes of the Prospectus Directive (Directive 2003/71/EC).

Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, or the SEC, and in the “Risk Factors” section beginning on page S-8 of this prospectus supplement before making any decision to invest in the notes.

	Per fixed rate note	Per floating rate note	Total
Public offering price(1)	100%	100%	A$750,000,000
Underwriting commissions(2)	0.35%	0.35%	A$2,625,000
Proceeds, before expenses, to SMFG(1)	99.65%	99.65%	A$747,375,000

(1)	Plus accrued interest from September 7, 2017, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

The notes of each series will be represented by a global certificate registered in the name of a nominee of a common depositary for Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream. Except as described herein, beneficial interests in each global certificate will be shown on, and transfers thereof will be effected through, records maintained by Euroclear or Clearstream and their respective participants.

It is expected that the notes will be deposited with, and registered in the name of a nominee of, a common depositary for Euroclear and Clearstream on or about September 7, 2017.

Joint Lead Managers and Joint Bookrunners

Citigroup	SMBC Nikko

ANZ	nabSecurities, LLC	UBS

Co-Manager
Commonwealth Bank of Australia

Prospectus Supplement dated August 31, 2017

Prospectus Supplement

Prospectus

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The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan, or the FIEA, and are subject to the Act on Special Measures Concerning Taxation of Japan, or the Special Taxation Measures Act. The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution by the underwriters under the applicable underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, or a specially-related person of the issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

Interest payments on the notes will be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (9) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, financial institution or financial instruments business operator described in Article 3-3, Paragraph (6) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% of the amount of such interest.

Representation by Investor upon Distribution

By subscribing to any notes, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus dated January 21, 2016 and filed with the SEC on the same date, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the

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accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. Neither we nor the underwriters are responsible for, and can provide assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Copies of the documents incorporated by reference in this prospectus supplement as of the date of this prospectus supplement will be available free of charge at the offices of the trustee and on the website of the Luxembourg Stock Exchange (www.bourse.lu). This prospectus supplement may only be used for the purposes for which it has been published.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain in a number of places forward-looking statements regarding our intent, belief or current expectations of our management with respect to the future results of operations and financial condition of us, SMBC and our respective group companies, including without limitation future loan loss provisions and financial support to borrowers. In many cases but not all, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements, which include statements contained in “Item 3. Key Information—Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures about Credit, Market and Other Risk” of our annual report on Form 20-F for the fiscal year ended March 31, 2017, reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described here as anticipated, believed, estimated, expected or intended.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information—Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting

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Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

In this prospectus supplement, where IFRS financial information is presented in millions, billions or trillions of yen or thousands, millions or billions of U.S. dollars, amounts of less than one thousand, one million, one billion or one trillion, as the case may be, have been rounded. Where Japanese GAAP financial information is presented in millions of yen or thousands or millions of U.S. dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where Japanese GAAP financial information is presented in billions or trillions of yen or billions of U.S. dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded, except for information of SMBC Nikko Securities Inc., or SMBC Nikko Securities, the amounts of which have been truncated. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be, except for capital ratios, which have been truncated.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “A$” are to Australian dollars; references to “U.S.$,” and “U.S. dollars” are to United States dollars, references to “yen” and “¥” are to Japanese yen and references to “€” are to the euro, the currency of those member states of the European Union that are participating in the European Economic and Monetary Union pursuant to the Treaty on European Union. Unless otherwise specified, when converting currencies into yen we use Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot U.S. dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. References to the “Group” are to us and our subsidiaries and affiliates taken as a whole. “SMBC” and the “Bank” refer to our main subsidiary, Sumitomo Mitsui Banking Corporation or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Our Company

We are a joint stock company incorporated in December 2002 with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, which is one of the largest commercial banks in Japan and can trace the origin of its banking business back to the seventeenth century. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, our subsidiaries in our commercial banking business include SMBC Trust Bank Ltd., or SMBC Trust Bank, Kansai Urban Banking Corporation, THE MINATO BANK, LTD., Sumitomo Mitsui Banking Corporation Europe Limited and Sumitomo Mitsui Banking Corporation (China) Limited. Our subsidiaries also include Sumitomo Mitsui Finance and Leasing Company, Limited, or SMFL, in the leasing business, SMBC Nikko Securities and SMBC Friend Securities Co., Limited, or SMBC Friend Securities, in the securities business, and Sumitomo Mitsui Card Company, Limited, or Sumitomo Mitsui Card, Cedyna Financial Corporation, or Cedyna, and SMBC Consumer Finance Co., Ltd., or SMBC Consumer Finance, in the consumer finance business.

SMBC is one of the world’s largest commercial banks on the basis of total assets and provides an extensive range of corporate and consumer banking services in Japan and wholesale banking services overseas. In Japan, it has solid franchises in both corporate and consumer banking. The Bank has long-standing and close business relationships with many companies listed on the First Section of the Tokyo Stock Exchange and long historical relationships with Sumitomo Group and Mitsui Group companies. The Bank had approximately 27 million consumer banking customer deposit accounts and approximately 84,000 domestic corporate borrower customers on a non-consolidated basis as of March 31, 2017.

We continue promoting business collaborations among Group companies, including SMBC, SMBC Trust Bank, SMFL, SMBC Nikko Securities and The Japan Research Institute, Limited in the corporate solutions business and SMBC, SMBC Trust Bank, SMBC Nikko Securities, SMBC Friend Securities, Sumitomo Mitsui Card, Cedyna and SMBC Consumer Finance in providing financial consulting services to individuals.

Our registered head office is located at 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan. Our main telephone number is +81-3-3282-8111, and our corporate website is http://www.smfg.co.jp. Information appearing on our website is not incorporated by reference into this prospectus supplement.

The Offering

Senior Fixed Rate Notes

Securities Offered	A$300,000,000 aggregate principal amount of 3.604% senior notes due March 7, 2023.

Offering Price	100% of the principal amount plus accrued interest from September 7, 2017, if settlement occurs after that date.

Maturity	The fixed rate notes will mature on March 7, 2023.

Payment of Principal and Interest for the Fixed Rate Notes	Interest on the fixed rate notes will accrue at the rate of 3.604% per annum from September 7, 2017.

We will pay interest on the fixed rate notes semiannually in arrears on March 7 and September 7 of each year, beginning on March 7, 2018, to the persons in whose names the fixed rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the fixed rate notes will be paid to but excluding the relevant interest payment date. We will compute interest on the fixed rate notes on the basis of the actual number of days in the year and the actual number of days elapsed. If any payment is due on the fixed rate notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

We will pay 100% of the principal amount of the fixed rate notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest for the Fixed Rate Notes.”

Security Numbers	The security numbers for the fixed rate notes are:

ISIN:	XS1665510134
Common Code:	166551013

Other Terms	For more information on the terms of the fixed rate notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Senior Floating Rate Notes

Securities Offered	A$450,000,000 aggregate principal amount of senior floating rate notes due March 7, 2023.

Offering Price	100% of the principal amount plus accrued interest from September 7, 2017, if settlement occurs after that date.

Maturity	The floating rate notes will mature on March 7, 2023.

Payment of Principal and Interest for the Floating Rate Notes	Interest on the floating rate notes will accrue at a floating rate per annum, reset quarterly, equal to the BBSW Rate plus 1.20% from September 7, 2017. The BBSW Rate for each interest period (as defined herein) will be determined by the calculation agent in accordance with the terms of the floating rate notes.

We will pay interest on the floating rate notes quarterly in arrears on March 7, June 7, September 7 and December 7 of each year, beginning on December 7, 2017, subject to adjustments, to the persons in whose names the floating rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day).

We will compute interest on the floating rate notes on the basis of the actual number of days in an interest period and a 365-day year. The first interest period will begin on and include September 7, 2017 and will end on but exclude the first interest payment date of the floating rate notes. The interest rate applicable to the first interest period will be determined by the calculation agent on September 7, 2017.

If any interest payment date (other than the maturity date) of the floating rate notes would fall on a day that is not a business day, that interest payment date will be adjusted to the day that is the next succeeding business day, unless that business day is in the next succeeding month, in which case such interest payment date will be the immediately preceding business day.

The maturity date for the floating rate notes will be March 7, 2023. In the event March 7, 2023 is not a business day, the payment of interest and principal in respect of the floating rate notes will be made on the next succeeding day that is a business day, and no interest on such payment shall accrue for the period from and after March 7, 2023.

We will pay 100% of the principal amount of the floating rate notes at the maturity date.

See “Description of the Notes—Principal, Maturity and Interest for the Floating Rate Notes” and “Description of the Notes—Determination of Floating Interest Rate.”

Security Numbers	The security numbers for the floating rate notes are:

ISIN:	XS1665510308
Common Code:	166551030

Other Terms	For more information on the terms of the floating rate notes, see “—General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Calculation Agent	The Bank of New York Mellon, London Branch will act as calculation agent for the floating rate notes.

General Terms of the Notes

Issuer	Sumitomo Mitsui Financial Group, Inc.

Securities Offered	We will offer the notes set forth in the applicable pricing term sheet and on the cover page of this prospectus supplement in accordance with the terms set forth in the applicable pricing term sheet and in this prospectus supplement and the accompanying prospectus.

The notes will be issued in fully registered form, without coupons, in denominations of A$2,000 in principal amount and integral multiples of A$1,000 in excess thereof (sales in Australia subject to a minimum consideration of A$500,000).

Ranking	The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations. See “Description of the Notes—General.”

Redemption for Taxation Reasons	The notes of each series may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under applicable Japanese laws or regulations then in effect), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture (as defined in “Description of the Notes—General”)) at a redemption price equal to 100% of the principal amount of the relevant notes together with accrued and unpaid interest to (but excluding) the date fixed for redemption and any additional amounts thereon, if we have been or will become obliged to pay additional amounts as described in “Description of the Notes—Taxation and Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes of the relevant series and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of the relevant notes. See “Description of the Notes—Redemption for Taxation Reasons.”

Events of Default and Remedies	The following will be events of default with respect to the notes of a series:

•	Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the notes of such series;

•	We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the notes of such series or in the Indenture in respect of the notes of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding notes of such series; or

•	Certain events of bankruptcy, insolvency, reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan shall have occurred with respect to us or an effective resolution shall have been passed by us for our winding up or dissolution.

See “Description of the Notes—Events of Default and Remedies.”

Each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan, or the Prime Minister, confirms that any of the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan, or the Deposit Insurance Act (or any successor provision thereto), or Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan, or the DIC, to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “Description of the Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying prospectus.

Listing	We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Global Security	The notes of each series will be initially represented by a global certificate in fully registered form without interest coupons, or the global security. The global security will be deposited upon issuance with, and registered in the name of a nominee of, a common depositary of Euroclear and Clearstream for the accounts of their respective account holders.

Beneficial interests in the global security will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by the global security will at all times be Euroclear, Clearstream or a nominee thereof (or a successor of Euroclear, Clearstream or a nominee thereof), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial holders of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global security may not be exchanged for definitive notes except in the limited circumstances described under “Description of the Notes—Form, Book-entry and Transfer.”

Use of Proceeds	We intend to use the net proceeds of this offering to extend senior unsecured loans to the Bank. The Bank intends to use the proceeds of the loans for general corporate purposes, including providing funding support to SMBC, Sydney Branch.

Trustee	The Bank of New York Mellon will act as the trustee for each series of the notes.

Paying Agent	The Bank of New York Mellon, London Branch will act as the paying agent for each series of the notes.

Transfer Agent and Registrar	The Bank of New York Mellon SA/NV, Luxembourg Branch will act as the transfer agent and registrar for each series of the notes.

Conflicts of Interest	SMBC Nikko Capital Markets Limited is not a U.S. registered broker-dealer. If sales of notes are effected in the United States, such sales will be made by SMBC Nikko Securities America, Inc., SMBC Nikko Capital Markets Limited’s affiliate and a U.S. registered broker-dealer. SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA), or Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of notes and the suitability of investing in the notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2017.

Risks Related to the Notes

The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Sumitomo Mitsui Banking Corporation.

As a holding company, our assets consist primarily of equity in and loans to our subsidiaries, in particular SMBC, and our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from such subsidiaries. If our Group subsidiaries’ financial conditions materially deteriorate or under certain other conditions, we may not be able to receive such funds from our subsidiaries due to legal restrictions, including under the Banking Act of Japan, or the Banking Act, the Companies Act of Japan, or the Companies Act, and the Deposit Insurance Act or as a result of contractual obligations applicable to such subsidiaries. Claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as our creditors from such distribution) in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries in such proceedings. Claims of creditors of our subsidiaries include substantial amounts of long-term debt, deposit liabilities of SMBC and other banking subsidiaries, short-term borrowings, obligations under derivative transactions, trade payables and lease obligations. As a result, holders of the notes may receive less than full payment in the event of our bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding, even though the claims of creditors of our subsidiaries may be satisfied in full.

We expect to use the proceeds of the offering to extend senior unsecured loans to SMBC. However, we may discharge or extinguish (in whole or in part) or restructure such loans or any other loans to or investments in SMBC or any of our other subsidiaries at any time including, without limitation, to satisfy banking or other regulatory requirements, including loss absorption requirements, applicable to us in the future. For example, in April 2016, the FSA published an explanatory paper entitled “The FSA’s Approach to Introduce the TLAC Framework,” or the FSA’s Approach, which describes its approach for the introduction of the Total Loss-Absorbing Capacity, or TLAC, to the framework of the Financial Stability Board, or the FSB, in Japan. Under the FSA’s Approach, the FSA plans to require bank holding companies of global systemically important banks, or G-SIBs, in Japan, which includes us, to cause any material sub-groups that are designated as systemically important by the FSA to maintain a certain level of capital and debt recognized by the FSA as having loss-absorbing and recapitalization capacity, or Internal TLAC. We may restructure our loans to or investments in our material subsidiaries to meet such Internal TLAC requirements in the future. See “Supervision and Regulation—Combined TLAC and Capital Buffer Requirements in Japan” set forth herein, and “Item 4. Information on the

Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity—Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2017, which is incorporated by reference herein. A restructuring could include changes to the legal or regulatory form of the loan or investment, changes to its ranking as a claim in the bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding of the subsidiary, changes to or addition of contractual loss absorbing mechanisms or any other changes or additions to its terms or features. Any such changes may affect our status as creditor of such subsidiary, which could materially adversely affect the value of the notes.

The notes will be subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the notes could be materially adversely affected, and holders of the notes may lose all or a portion of their investment.

In November 2015, the FSB published its final TLAC standards. The final TLAC standards define certain minimum requirements for instruments and liabilities so that if a G-SIB fails, it will have sufficient loss absorbing and recapitalization capacity available in resolution. In addition, in April 2016, the FSA published the FSA’s Approach. For more information regarding the FSB’s final TLAC standards and the FSA’s Approach, see “Supervision and Regulation—Combined TLAC and Capital Buffer Requirements in Japan” set forth herein and “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity—Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2017, which is incorporated by reference herein. We intend for the notes, due in part to their structural subordination, to qualify as TLAC when the regulations to introduce the TLAC requirements in Japan become effective. However, as of the date of this prospectus supplement, TLAC requirements have not been finalized in Japan and the FSA’s Approach is subject to change based on future discussion among international regulators. There is no assurance that such requirements as adopted in Japan will be the same as the FSB’s final TLAC standards or that the notes will qualify as TLAC under such requirements.

The notes are expected to be subject to potential losses through our liquidation pursuant to court-administered insolvency proceedings following the application of the orderly resolution powers under the Deposit Insurance Act. The Deposit Insurance Act, as amended in March 2014, provides the framework for resolving financial institutions, including financial holding companies, such as us, and operating banks. Such framework includes measures that may be applied to a financial institution prior to its failure, although there is no assurance that such measures would be applied in any given situation, and orderly resolution measures for financial institutions that have already failed or are likely to fail. Under the FSA’s Approach, the FSA has identified Single Point of Entry, or SPE, resolution, in which resolution powers are applied to the top-level entity of a banking group by a single national resolution authority, as the preferred strategy for resolving G-SIBs in Japan. A possible model of a resolution of Japanese G-SIBs under the SPE resolution strategy described in the FSA’s Approach is that, if the Prime Minister recognizes that a financial institution’s liabilities exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations, as a result of the financial institution’s loans to, or investments or any other Internal TLAC in, its material subsidiaries that are designated as systemically important by the FSA becoming subject to loss absorption, and further recognizes that the failure of such financial institution may cause significant disruption in the financial markets or other financial systems in Japan, following deliberation by Japan’s Financial Crisis Response Council, the Prime Minister may confirm that Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to such financial institution. Any such confirmation by the Prime Minister also triggers the point of non-viability clauses of Basel III Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written off or, if applicable, converted into equity. The failed financial institution shall also be placed under special supervision by, or if the Prime Minister so orders, under special control of, the DIC, in which case, pursuant to Article 126-5 of the Deposit Insurance Act, the DIC would have broad authority to supervise or control the failed financial institution’s business, assets and/or liabilities, including the transfer of its systemically important assets and liabilities (which we expect in the case of our orderly resolution would include the shares of SMBC and other of our material subsidiaries) to a bridge financial institution established as a subsidiary of the

DIC or such other financial institution as the DIC may determine, the repayment of certain of its liabilities and ultimately the initiation of court-administered insolvency proceedings with respect to such financial institution, in each case in accordance with the Deposit Insurance Act and other relevant laws. See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations for Stabilizing the Financial System—Deposit Insurance System” in our annual report on Form 20-F for the fiscal year ended March 31, 2017, which is incorporated by reference herein. In addition, to facilitate that transfer, the Prime Minister can designate certain assets that will be transferred to a bridge financial institution or to such other financial institution as part of our orderly resolution to be subject to a prohibition on attachment pursuant to Article 126-16 of the Deposit Insurance Act.

To facilitate our orderly resolution under the Deposit Insurance Act and Japanese insolvency proceedings, each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the DIC to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto). The above permission may be granted by a Japanese court in accordance with the Deposit Insurance Act if (i) we are under special supervision by, or under special control of, the DIC pursuant to the Deposit Insurance Act and (ii) our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations.

If we become subject to orderly resolution procedures under the Deposit Insurance Act, there can be no assurance that the exercise of measures available to the Prime Minister, the DIC or the Japanese courts to prevent disruption to financial markets or other financial systems in Japan would not adversely affect the rights of holders of the notes or the value of any holder’s investment in the notes. For example, if the shares of our subsidiaries are transferred to a bridge financial institution or such other financial institution as determined by the DIC, we would only be entitled to receive consideration representing the fair value of such shares, which could be significantly less than the book value of such shares. As a result, the recovery value of our residual assets in court-administered insolvency proceedings after the exercise of orderly resolution measures by the DIC may not be sufficient to fully satisfy our liabilities, including our obligations under the notes. In addition, the value of assets subject to a prohibition of attachment may decline while such prohibition is in effect, and following such period, holders will be unable to attach any assets that have been transferred to a bridge financial institution or such other financial institution as part of our orderly resolution.

The circumstances surrounding or triggering orderly resolution are unpredictable.

The occurrence of orderly resolution under the Deposit Insurance Act is inherently unpredictable and depends on a number of factors that may be beyond our control. Under the current framework, the commencement of the orderly resolution process is dependent upon, among other things, a determination by the Prime Minister, following deliberation by Japan’s Financial Crisis Response Council, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that such failure may cause significant disruption in the financial markets or other financial systems in Japan. Under the FSA’s Approach, as a possible model of a resolution of Japanese G-SIBs under the SPE resolution strategy, the application of Specified Item 2 Measures (tokutei dai nigo sochi) to us may result from, among other things, a loan that we extended to, or an investment we made in, or any other Internal TLAC of, SMBC or any of our other material subsidiaries that are designated as systemically important by the FSA, being subjected to loss absorption before the failure of such subsidiary, pursuant to the terms of such loan or investment or other Internal TLAC or in accordance with applicable Japanese laws or regulations then in effect. However, according to the FSA’s Approach, the actual measures to be taken with respect to a Japanese G-SIB shall be determined by the relevant authorities on a case-by-case basis after taking into consideration its actual condition. In addition, the application of orderly resolution measures under the Deposit Insurance Act is untested and will be subject to interpretation and application by the relevant regulatory and supervisory authorities in Japan. Moreover, it is uncertain how the relevant authorities would determine that our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations, which determination is required to commence an orderly resolution, and it is possible that particular circumstances that seem similar may result in different outcomes. Our creditors, including holders of the notes, may encounter difficulty in challenging the application of orderly resolution measures to us.

It may be difficult to predict when, if at all, we may become subject to orderly resolution. Accordingly, the market value of the notes may not necessarily be evaluated in a similar manner as other types of senior securities. Any indication that we are approaching circumstances that could result in us becoming subject to orderly resolution can be expected to have an adverse effect on the market price and liquidity of the notes.

The notes are unsecured obligations.

The notes are unsecured obligations and repayment of the notes may be compromised if:

•	we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding;

•	we default in payment of any existing or future indebtedness; or

•	any of our existing or future indebtedness is accelerated.

If any of these events occurs then our assets may be insufficient to pay amounts due on the notes.

The Indenture and the notes do not restrict our ability or the ability of our subsidiaries to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities, and provide holders with limited protection in the event of a change in control and other actions we may take that could adversely impact your investment in the notes.

The Indenture and the notes do not contain any financial covenants or restrictions on our ability, or the ability of our subsidiaries, to pledge assets to secure any indebtedness, securitize assets, pay dividends on our shares of common stock, incur or assume additional indebtedness or other liabilities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the notes. In addition, the Indenture and the notes do not contain any covenants or other provisions that afford more than limited protection to holders of the notes in the event of a change in control.

There is no prior market for the notes and, if a market develops, it may not be liquid.

The notes are new securities which may not be widely distributed and for which there is currently no active trading market. Although we have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, there can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any market that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally.

In addition, in the event that our obligations in connection with maintaining the listing of the notes on the Luxembourg Stock Exchange becomes unduly burdensome, we may be entitled to, and may decide to, delist the notes from such securities exchange and seek an alternate listing for the notes on another securities exchange.

The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities.

In particular, Moody’s Investors Service, S&P Global Ratings and Fitch Ratings each published revised methodologies applicable to bank ratings (including us) during 2015. Further revisions to ratings methodologies and actions on our ratings or ratings of our subsidiaries (including but not limited to SMBC) by the credit rating agencies may occur in the future, which may result in downgrading of certain ratings.

A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

Holders of the notes may be subject to certain risks relating to the Australian dollar, including the effects of foreign currency exchange rate fluctuations and possible exchange controls.

Initial investors in the notes will be required to pay for the notes in Australian dollars. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining Australian dollars or in converting other currencies into Australian dollars to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities, or the investor’s home currency, entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes, these risks may include the possibility of significant changes in rates of exchange between the Australian dollar and the investor’s home currency and the imposition or modification of foreign exchange controls with respect to the Australian dollar or the investor’s home currency.

We have no control over a number of factors affecting the notes and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, actions taken or to be taken by such governments, as well as market perceptions concerning the instability of the Australian dollar, could significantly affect the exchange rates between the Australian dollar and the investor’s home currency.

The exchange rates of an investor’s home currency for Australian dollar and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the Australian dollar against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the Australian dollar in relation to the investor’s home currency would have the opposite effects.

Australia may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of Australian dollars at the time of payment of principal of, interest on, any redemption or repurchase amounts for, or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the notes.

Foreign Account Tax Compliance Act

Provisions of U.S. tax law commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on certain U.S. source payments made to a foreign financial institution (such as ourselves, certain of our subsidiaries or a financial intermediary through which an investor may hold notes), unless the financial institution is a “participating foreign financial institution,” or a PFFI, or otherwise exempt from FATCA. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury Department, or a PFFI agreement, pursuant to which it agrees to perform specified due diligence, reporting and withholding functions. Specifically, under its PFFI agreement, a PFFI is required to obtain and report to the U.S. Internal Revenue Service, or the IRS, certain information with respect to financial accounts held by U.S. persons or U.S.-owned foreign entities and may be required to withhold 30% from “foreign passthru payments” (which term is not yet defined) that it makes to foreign financial institutions that are not PFFIs or otherwise exempt from FATCA and certain other persons who fail to provide requested information, if such payments are made on or after the later of January 1, 2019 and the date of publication of final Treasury regulations defining the term “foreign passthru payments.” Generally, no such withholding would apply to any payments made on non-U.S. debt obligations (such as the notes) that are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published. The United States and Japan have entered into an intergovernmental agreement to facilitate the implementation of FATCA pursuant to which Japanese financial institutions (such as ourselves and certain of our subsidiaries) are directed by the Japanese authorities to register with the IRS and fulfill obligations consistent with those required under a PFFI agreement. We have registered with the IRS to become a PFFI. The United States has also entered into intergovernmental agreements with other jurisdictions. These intergovernmental agreements

(including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdictions (including Japan) will address “foreign passthru payments” or whether withholding on such payments will be required by financial institutions that are subject to an intergovernmental agreement.

In the event that any amount of withholding is required from a payment on a note under FATCA or any intergovernmental agreement entered into with respect thereto, or any law, regulation or guidance implementing FATCA or such intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the notes.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately A$746 million. We intend to use the net proceeds of this offering to extend senior unsecured loans to the Bank. The Bank intends to use the proceeds of the loans for general corporate purposes, including providing funding support to SMBC, Sydney Branch.

EXCHANGE RATES

The following tables set forth, for each period indicated, the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York and the exchange rate published by the Reserve Bank of Australia, expressed in yen per U.S.$1.00 and yen per A$1.00, respectively.

	High	Low	Average(1)	Period end
	(Yen per U.S. dollar)
Fiscal year ended March 31,
2013	¥96.16	¥77.41	¥83.26	¥94.16
2014	105.25	92.96	100.46	102.98
2015	121.50	101.26	110.78	119.96
2016	125.58	111.30	120.13	112.42
2017	118.32	100.07	108.31	111.41

Most recent six months:
March	¥115.02	¥110.48	—	—
April	111.52	108.40	—	—
May	114.19	110.68	—	—
June	112.42	109.16	—	—
July	114.20	110.38	—	—
August (through August 25, 2017)	110.80	108.89	—	—

(1)	Average of the exchange rates on the last business day of each month during the respective periods.

The noon buying rate for yen as of August 25, 2017, the latest practicable date for which exchange rate information was available, was ¥109.24 = U.S.$1.00.

	High	Low	Average(1)	Period end
	(Yen per Australian dollar)
Fiscal year ended March 31,
2013	¥99.80	¥75.63	¥85.91	¥98.08
2014	105.00	86.80	92.80	94.83
2015	102.44	89.65	95.47	91.72
2016	96.74	79.86	88.24	85.93
2017	87.82	75.17	81.51	85.67

Most recent six months:
March	¥87.27	¥84.20	—	—
April	84.66	81.74	—	—
May	84.44	82.50	—	—
June	86.16	82.17	—	—
July	89.33	85.94	—	—
August (through August 28, 2017)	88.35	85.79	—	—

(1)	Average of the exchange rates on the last business day of each month during the respective periods.

The exchange rate for yen as of August 28, 2017, the latest practicable date for which exchange rate information was available, was ¥86.69 = A$1.00.

These exchange rates are reference rates and are neither necessarily the rates used to calculate ratios nor the rates used to convert U.S. dollars to yen in the financial statements or other financial information contained or incorporated by reference herein.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness presented in accordance with IFRS, as of March 31, 2017 and adjusted to give effect to the issuance of the notes. It should be read in conjunction with our consolidated financial statements prepared in accordance with IFRS, which are incorporated by reference herein.

	As of March 31, 2017
	Actual	As adjusted
	(Millions of yen)
Indebtedness:(1)
Borrowings
Short-term borrowings	¥7,546,496	¥7,546,496
Long-term borrowings:
Unsubordinated	3,138,582	3,138,582
Subordinated	284,200	284,200
Liabilities associated with securitization transactions	1,169,741	1,169,741
Lease obligations	106,924	106,924

Total borrowings	12,245,943	12,245,943

Debt securities in issue
Commercial paper	3,518,346	3,518,346
Bonds(2)	5,940,252	5,940,252
Subordinated bonds(2)	1,707,025	1,707,025
Bonds being issued(3)	—	64,253

Total debt securities in issue	11,165,623	11,229,876

Total indebtedness(4)	23,411,566	23,475,819

Equity(5):
Capital stock	2,337,896	2,337,896
Capital surplus	864,052	864,052
Retained earnings	4,609,496	4,609,496
Other reserves	2,134,042	2,134,042
Treasury stock	(12,913)	(12,913)

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	9,932,573	9,932,573
Non-controlling interests	1,505,001	1,505,001
Equity attributable to other equity instruments holders	449,709	449,709

Total equity	11,887,283	11,887,283

Total capitalization and indebtedness(6)	¥35,298,849	¥35,363,102

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	We regularly issue senior and subordinated debt securities. On June 14, 2017, we issued €1.25 billion aggregate principal amount of senior notes and on July 12, 2017, we issued U.S.$4.25 billion aggregate principal amount of senior notes. Issuances, redemptions and repurchases of debt securities from April 1, 2017 to the date hereof, other than the issuance of the notes, are not reflected in the table above.
(3)	Based on the exchange rate of ¥85.67 = A$1.00, the March 31, 2017 yen/A$ exchange rate, as published by the Reserve Bank of Australia.
(4)	29% of our total indebtedness was secured as of March 31, 2017.

(5)	On July 26, 2017, we issued 387,765 shares of our common stock in the aggregate issue amount of ¥1,695 million under our stock compensation plans for executives, half of which was allocated to capital stock and the remainder of which was allocated to capital surplus.
(6)	Except as disclosed in this prospectus supplement, there has been no material change in our consolidated capitalization and indebtedness since March 31, 2017.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, presented in accordance with IFRS, for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference herein.

	Fiscal year ended March 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges
Excluding interest on deposits	3.71	5.32	4.67	5.03	3.51
Including interest on deposits	2.92	3.87	3.33	3.43	2.41

In calculating the ratio of earnings to fixed charges, we used the following definitions:

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries.

The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

SELECTED FINANCIAL AND OTHER INFORMATION (IFRS)

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2017, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with IFRS. Our annual IFRS consolidated financial statements for the fiscal years ended March 31, 2015, 2016 and 2017 are included in our annual report on Form 20-F for the fiscal year ended March 31, 2017 filed with the SEC on June 29, 2017, which is incorporated by reference herein.

	Fiscal year ended March 31,
	2013	2014	2015	2016	2017
	(Billions of yen, except per share data)
Consolidated income statement data:
Interest income	¥1,726	¥1,714	¥1,783	¥1,873	¥1,900
Interest expense	322	321	371	431	502

Net interest income	1,404	1,394	1,412	1,441	1,398

Fee and commission income	949	1,003	1,003	1,032	1,066
Fee and commission expense	127	128	129	131	182

Net fee and commission income	822	875	874	900	885

Net trading income	105	135	128	463	184
Net income (loss) from financial assets at fair value through profit or loss	16	59	23	12	2
Net investment income	223	332	371	375	305
Other income	324	430	526	496	574

Total operating income	2,895	3,224	3,332	3,688	3,348

Impairment charges (reversals) on financial assets	270	(14)	90	148	213

Net operating income	2,625	3,239	3,242	3,540	3,135

General and administrative expenses	1,447	1,523	1,622	1,706	1,752
Other expenses	288	429	506	539	532

Operating expenses	1,735	1,952	2,128	2,245	2,284

Share of post-tax profit (loss) of associates and joint ventures	20	19	18	31	29

Profit before tax	909	1,306	1,133	1,326	880

Income tax expense	255	414	410	373	140

Net profit	¥654	¥892	¥723	¥953	¥741

Profit attributable to:
Shareholders of Sumitomo Mitsui Financial Group, Inc.	¥536	¥766	¥614	¥844	¥628
Non-controlling interests	118	126	109	106	105
Other equity instruments holders	—	—	—	3	8
Earnings per share:
Basic	¥395.87	¥560.97	¥449.13	¥617.25	¥458.56
Diluted	395.32	560.68	448.86	616.83	458.18
Weighted average number of common shares in issue (in thousands of shares)	1,353,926	1,366,186	1,367,258	1,367,229	1,369,231
Dividends per share in respect of each fiscal year:
Common stock	¥100	¥125	¥125	¥155	¥150
	$1.06	$1.22	$1.04	$1.38	$1.34

	As of March 31,
	2013	2014	2015	2016	2017
	(Billions of yen)
Consolidated statement of financial position data:
Total assets	¥147,770	¥158,631	¥179,181	¥180,173	¥191,151
Loans and advances	75,987	81,245	86,972	88,862	95,274
Total liabilities	139,211	149,216	168,161	169,131	179,264
Deposits	101,021	108,370	115,834	125,941	130,295
Borrowings	6,476	8,463	11,217	9,914	12,246
Total equity	8,560	9,415	11,021	11,042	11,887
Capital stock	2,338	2,338	2,338	2,338	2,338

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

Supplemental Consolidated Information for SMFG

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2017, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP, and our selected consolidated financial information for the three months ended June 30, 2016 and 2017 and as of June 30, 2017, which is derived from our unaudited quarterly consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. An English translation of such unaudited quarterly consolidated financial statements is included in our Form 6-K furnished to the SEC on August 17, 2017, which is incorporated by reference herein. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. Our results of operations for the three months ended June 30, 2017 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2018 or for any other period.

	Fiscal year ended March 31,					Three months ended June 30,
	2013	2014	2015	2016	2017	2016	2017
	(Billions of yen)
Consolidated income statement information:
Consolidated gross profit	¥2,793	¥2,898	¥2,980	¥2,904	¥2,921	¥716	¥737
Net interest income	1,393	1,484	1,505	1,423	1,359	326	362
Trust fees	2	2	3	4	4	1	1
Net fees and commissions	908	985	997	1,004	1,013	219	237
Net trading income	167	212	195	225	237	67	63
Net other operating income	324	215	281	248	308	103	74
General and administrative expenses	(1,496)	(1,570)	(1,659)	(1,725)	(1,812)	(443)	(454)
Equity in gains (losses) of affiliates	5	10	(11)	(36)	25	7	20
Consolidated net business profit(1)	—	1,339	1,310	1,143	1,133	279	303
Consolidated net business profit (old definition)(2)	1,166	1,242	—	—	—	—	—
Total credit cost	(173)	49	(8)	(103)	(164)	(11)	(15)
Gains (losses) on stocks	(21)	89	67	69	55	2	29
Other income (expenses)	(34)	(45)	(48)	(124)	(18)	4	(1)

Ordinary profit	1,074	1,432	1,321	985	1,006	274	316
Extraordinary gains (losses)	(10)	(10)	(12)	(5)	(27)	(1)	(1)

Income before income taxes	1,064	1,423	1,309	980	979	273	316
Income taxes	(146)	(459)	(441)	(225)	(171)	(66)	(50)
Profit attributable to non-controlling interests	(124)	(129)	(114)	(108)	(102)	(23)	(24)

Profit attributable to owners of parent	¥794	¥835	¥754	¥647	¥707	¥184	¥242

	As of March 31,					As of June 30, 2017
	2013	2014	2015	2016	2017
	(Billions of yen, except percentages)
Consolidated balance sheet information:
Total assets	¥148,697	¥161,534	¥183,443	¥186,586	¥197,792	¥201,865
Loans and bills discounted	65,632	68,228	73,068	75,066	80,237	80,334
Reserve for possible loan losses(3)	(929)	(748)	(671)	(625)	(646)	(616)
Securities	41,307	27,153	29,634	25,264	24,632	25,907
Deposits (including negotiable certificates of deposit)	100,837	108,045	114,874	124,919	129,711	131,027
Net assets	8,443	9,005	10,696	10,448	11,234	11,408
NPL ratio(4)	2.27%	1.74%	1.39%	1.15%	1.00%	0.96%
Loan-to-deposit ratio	65.1%	63.1%	63.6%	60.1%	61.9%	61.3%

(1)	We have changed the definition of “Consolidated net business profit” from the fiscal year ended March 31, 2015. The figure for the fiscal year ended March 31, 2014 has been adjusted retrospectively.

(2)	Figures are for reference only.
(3)	Reserve for possible loan losses includes a general reserve, a specific reserve and a reserve for specific overseas countries. “Loan losses” includes losses derived not only from loans but also from other claims to borrowers, including commitments to extend credit, guarantees and standby letters of credit.
(4)	Non-performing loan ratio, or NPL ratio, equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Act on Emergency Measures for the Revitalization of the Financial Functions of Japan, or the Financial Reconstruction Act, divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Financial Reconstruction Act.

Supplemental Non-Consolidated Information for the Bank

The tables below set forth selected non-consolidated financial information of the Bank as of and for each of the five fiscal years ended March 31, 2017, which is derived from the Bank’s audited annual non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. The tables also set forth selected non-consolidated financial information of the Bank as of June 30, 2017, and for the three months ended June 30, 2016 and 2017, which is derived from the Bank’s unaudited quarterly non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. The Bank’s audited annual non-consolidated financial statements and unaudited quarterly non-consolidated financial statements are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	Fiscal year ended March 31,
	2013	2014	2015	2016	2017
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥1,540	¥1,558	¥1,634	¥1,534	¥1,664
Net interest income	971	1,065	1,121	1,024	1,139
Trust fees	2	2	2	3	2
Net fees and commissions	344	357	350	359	349
Net trading income (losses)	(4)	37	13	67	60
Net other operating income (expenses)	227	97	148	83	114
Net gains (losses) on bonds	114	1	48	54	44
Expenses(2)	(728)	(746)	(791)	(805)	(817)
Personnel expenses	(270)	(283)	(313)	(323)	(332)
Non-personnel expenses	(419)	(425)	(436)	(436)	(434)
Taxes	(38)	(37)	(43)	(47)	(50)
Banking profit (before provision for general reserve for possible loan losses)(3)	812	812	843	729	847
Total credit cost(4)	(20)	124	80	3	(61)
Net gains (losses) on stocks	(36)	106	53	35	115
Other non-recurring gains (losses)	(86)	(90)	(20)	(19)	(37)
Ordinary profit	671	953	956	748	864
Net income	618	605	643	609	682

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	1.54%	1.41%	1.32%	1.24%	1.05%
Interest rate paid on domestic deposits, etc.	0.05%	0.04%	0.03%	0.03%	0.01%
Interest spread(5)	1.49%	1.37%	1.29%	1.21%	1.04%
Overhead ratio(6)	47.3%	47.9%	48.4%	52.5%	49.1%

	Three months ended June 30,
	2016	2017
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥369	¥357
Net interest income	217	248
Trust fees	0	0
Net fees and commissions	68	65
Net trading income (losses)	25	14
Net other operating income (expenses)	59	29
Net gains (losses) on bonds	45	17
Expenses(2)	(205)	(206)
Personnel expenses	(82)	(84)
Non-personnel expenses	(110)	(108)
Taxes	(12)	(14)
Banking profit (before provision for general reserve for possible loan losses)(3)	165	151
Total credit cost(4)	18	15
Net gains (losses) on stocks	0	28
Other non-recurring gains (losses)	(35)	(6)
Ordinary profit	149	188
Net income	107	168

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	1.13%	0.99%
Interest rate paid on domestic deposits, etc.	0.01%	0.00%
Interest spread(5)	1.12%	0.99%
Overhead ratio(6)	55.4%	57.6%

(1)	Gross banking profit (gyoumu ararieki) is the sum of net interest income, trust fees, net fees and commissions, net trading income (losses) and net other operating income (expenses). The Banking Act requires Japanese banks to disclose gross banking profit on a non-consolidated basis.
(2)	Expenses do not include non-recurring losses (credit costs and losses on stocks, etc.).
(3)	Banking profit (before provision for general reserve for possible loan losses) (gyoumu jun-eki), a commonly used indicator of the profitability of banking operations among Japanese banks, is calculated as follows: net interest income + trust fees + net fees and commissions + net trading income (losses) + net other operating income (expenses) – general and administrative expenses on a non-consolidated basis.
(4)	Total credit cost = Provision for reserve for possible loan losses + Write-off of loans + Losses on sales of delinquent loans – Gains on reversal of reserve for possible loan losses – Recoveries of written-off claims.
(5)	Interest spread is the difference between the rate of the interest earned on average interest-earning assets and the rate of interest paid on average interest-bearing liabilities.
(6)	Overhead ratio is the Bank’s expenses divided by gross banking profit.

	As of March 31,					As of June 30, 2017
	2013	2014	2015	2016	2017
	(Billions of yen, except percentages)
Non-consolidated balance sheet information:
Total assets	¥125,910	¥135,966	¥154,724	¥153,641	¥162,282	/
Loans and bills discounted	59,771	63,371	68,274	69,277	75,585	¥75,771
Classified by type of loan:
Loans to small- and medium-sized enterprises, etc.(1)	33,092	33,091	33,499	33,861	34,083	/
Consumer loans	14,956	14,722	14,347	14,148	13,873	/
Housing loans	14,086	13,841	13,438	13,207	12,912	/
Classified by location:
Domestic offices (excluding offshore banking accounts)	47,593	48,191	49,347	50,072	54,503	53,760
Overseas offices and offshore banking accounts	12,177	15,179	18,928	19,204	21,082	22,012
Deposits (including negotiable certificates of deposit)	91,928	98,158	105,360	113,268	117,854	/
Loan-to-deposit ratio	65.0%	64.6%	64.8%	61.2%	64.1%	/

Non-consolidated credit quality information:
NPLs(2)	¥1,093	¥881	¥769	¥623	¥568	¥547
NPL ratio(3)	1.60%	1.21%	0.97%	0.78%	0.65%	0.62%
Reserve ratio to unsecured assets(4)	80.23%	67.83%	67.10%	68.62%	63.76%	/

(1)	Loans to small- and medium-sized enterprises, etc., represent a portion of all loans and bills discounted and include some consumer loans. Includes loans to individuals. Housing loans are a subset of consumer loans.
(2)	Loans, acceptances and guarantees, suspense payments and other credit-type assets are included in NPLs based on the Financial Reconstruction Act.
(3)	NPL ratio equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Financial Reconstruction Act divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Financial Reconstruction Act
(4)	Reserve ratio to unsecured assets equals the sum of the specific reserve and the general reserve for substandard loans divided by the aggregate amount of unsecured loans classified as NPLs under the Financial Reconstruction Act.

Capital Ratios

The table below sets forth the risk-weighted capital ratios, total capital, and risk-weighted assets, or RWA, for us on a consolidated basis as of March 31, 2016 and 2017 and June 30, 2017, in each case under Japanese GAAP and based on the Basel III rules.

	As of March 31,		As of June 30, 2017
	2016	2017
	(Billions of yen, except percentages)
SMFG (consolidated):
Total risk-weighted capital ratio (consolidated)	17.02%	16.93%	17.23%
Tier 1 risk-weighted capital ratio (consolidated)	13.68%	14.07%	14.39%
Common Equity Tier 1 risk-weighted capital ratio (consolidated)	11.81%	12.17%	12.54%
Total capital (Common Equity Tier 1 capital + Additional Tier 1 capital + Tier 2 capital)	¥11,235.9	¥11,973.7	¥12,185.2
Tier 1 capital (Common Equity Tier 1 capital + Additional Tier 1 capital)	9,031.7	9,946.2	10,182.7
Common Equity Tier 1 capital	7,796.5	8,608.5	8,872.6
Risk-weighted assets	66,011.6	70,683.5	70,721.0
The amount of total minimum capital requirements(1)	5,280.9	5,654.7	5,657.7

(1)	The amount of total minimum capital requirements is calculated by multiplying RWA by 8%.

We have been managing our regulatory capital ratios by focusing on controlling our RWA while increasing profitability. We estimate that our Common Equity Tier 1 risk-weighted capital ratio was 12.2% as of March 31, 2017, based on the definition as of March 31, 2019, or a fully-loaded basis.

Other Supplementary Information

The Bank’s Bonds Portfolio

The Bank’s bond portfolio is principally held for ALM purposes, with a small number of securities being held for inventory purposes for sales to customers. Most of the Bank’s bond portfolio is comprised of fixed-rate Japanese and local government bonds and high quality corporate bonds denominated in yen. On a non-consolidated basis, the approximate average duration of the Bank’s yen-denominated bond portfolio, including Japanese government bonds, or JGBs, but excluding private placement bonds, bonds held-to-maturity and bonds for which fair value hedge accounting is applied, as of March 31, 2017 was 2.9 years. Bonds are also held to enhance liquidity, and, when needed, they can be used as collateral for call money or other money market funding or short-term borrowing from the Bank of Japan, or the BOJ. Sales of bonds are made from time to time in order to recognize discretionary gains. The Bank’s Treasury Department actively monitors the interest rate and maturity profile of its bond portfolio as part of our overall risk management.

Operating Results of SMBC Nikko Securities

SMBC Nikko Securities, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded net operating revenue of ¥82.1 billion, ordinary income of ¥20.9 billion and profit attributable to owners of parent of ¥14.4 billion for the three months ended June 30, 2017, net operating revenue of ¥326.7 billion, ordinary income of ¥80.0 billion and profit attributable to owners of parent of ¥46.9 billion for the fiscal year ended March 31, 2017 and net operating revenue of ¥292.8 billion, ordinary income of ¥55.8 billion and profit attributable to owners of parent of ¥42.1 billion for the fiscal year ended March 31, 2016.

Operating Results of SMBC Consumer Finance

SMBC Consumer Finance, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded operating income of ¥67.5 billion, ordinary profit of ¥17.3 billion and profit attributable to owners of parent of ¥13.5 billion for the three months ended June 30, 2017, operating income of ¥258.8 billion, ordinary profit of ¥67.4 billion and profit attributable to owners of parent of ¥111.4 billion for the fiscal year ended March 31, 2017 and operating income of ¥245.8 billion, ordinary loss of ¥61.2 billion and loss attributable to owners of parent of ¥64.8 billion for the fiscal year ended March 31, 2016. The provision for interest repayment was ¥121.6 billion and ¥188.8 billion as of March 31, 2017 and 2016, respectively. There were approximately 24,000 and 29,000 customer claims for refunds for the six months ended March 31, 2017 and September 30, 2016, respectively.

SUPERVISION AND REGULATION

Combined TLAC and Capital Buffer Requirements in Japan

In November 2015, as part of its agenda to address risks arising from G-SIBs, the FSB published its final TLAC standards. The final TLAC standards define certain minimum requirements for instruments and liabilities so that if a G-SIB fails, it will have sufficient loss-absorbing and recapitalization capacity available to ensure that it can be resolved in an orderly manner which minimizes potential impact on financial stability, maintains the continuity of critical functions and avoids exposing public funds to loss. In addition, in April 2016, the FSA published the FSA’s Approach, which describes the FSA’s approach for the introduction of TLAC requirements in Japan, although it remains subject to change based on future discussions among international regulators. According to the FSA’s Approach, the preferred resolution strategy for G-SIBs in Japan is SPE resolution, in which resolution powers are applied to the top-level entity of a banking group by a single national resolution authority, although the actual measures to be taken will be determined on a case-by-case basis considering the actual condition of the relevant Japanese G-SIB in crisis. To implement this SPE resolution strategy effectively, the FSA plans to require bank holding companies of Japanese G-SIBs, which will be the resolution entities, to (i) meet the minimum external TLAC requirements provided under the FSB’s TLAC standard (being at least 16% of their RWA, starting from 2019 and at least 18% of their RWA starting from 2022 as well as at least 6% of their Basel III leverage ratio denominator starting from 2019 and at least 6.75% starting from 2022), and (ii) cause their material subsidiaries that are designated as systemically important by the FSA, including but not limited to certain material sub-groups as provided in the FSB’s TLAC standard, to maintain a certain level of capital and debt recognized by the FSA as internal TLAC, in order that losses incurred at the material sub-group will be absorbed by the bank holding company through such internal TLAC with the involvement of the FSA. In addition, according to the FSA’s Approach, Japanese G-SIBs are expected to be allowed to count the Japan’s deposit insurance fund reserves in an amount equivalent to 2.5% of their RWA from 2019 and 3.5% of their RWA from 2022 as external TLAC.

For a possible model of a resolution of Japanese G-SIBs, see “Risk Factors—Risks Related to the Notes—The notes will be subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the notes could be materially adversely affected, and holders of the notes may lose all or a portion of their investment.”

Combining the proposed thresholds described in the FSA’s Approach and the FSB’s framework as well as the thresholds for capital buffers under Basel III rules, anticipated minimum TLAC requirements and capital buffer requirements (excluding the countercyclical buffer) as implemented in Japan and applicable to us are effectively:

•	at least 17% of the relevant resolution group’s RWA starting in 2019; and

•	at least 18% of RWA starting in 2022,

in each case, after taking into account:

(1)	minimum TLAC requirement of at least 16% of RWA starting in 2019 and at least 18% of RWA starting in 2022;

(2)	an additional 1% of RWA for the G-SIB capital surcharge (based on our status as a bucket 1 G-SIB) which will be fully implemented from 2019;

(3)	an additional 2.5% of RWA for the capital conservation buffer which will be fully implemented from 2019; and

(4)	an expected treatment of 2.5% of RWA from 2019 and 3.5% of RWA from 2022 as TLAC, resulting from our access to Japan’s deposit insurance fund reserves.

The above does not reflect the Basel III countercyclical buffer requirement, which is calculated based on the weighted average of the buffer requirement in effect in each of the jurisdictions to which the relevant G-SIB has credit exposure. Under Basel III, the countercyclical buffer requirement will be fully implemented from 2019. The leverage ratio-based minimum TLAC requirement does not require application of any capital buffers.

For further information on supervision and regulation in Japan applicable to us, see “Item 4.B. Business Overview—Regulations in Japan” in our annual report on Form 20-F for the fiscal year ended March 31, 2017, which is incorporated by reference herein.

RECENT DEVELOPMENTS

Monetary Policy Developments

In September 2016, the BOJ announced a new policy framework of quantitative and qualitative monetary easing with yield curve control, which included the introduction of an interest-rate target for 10-year JGBs. The new policy framework consists of two major components: yield curve control for short-term and long-term interest rates and a commitment by the BOJ to expand the monetary base until the year-on-year rate of increase in the consumer price index exceeds 2% and stays above it in a stable manner. The BOJ indicated it would purchase JGBs so that the yield of the 10-year JGBs will be close to the current levels of around 0% as a measure to control long-term interest rates, while keeping short-term interest rates down by maintaining its policy of applying a negative interest rate of minus 0.1% to certain excess reserves of financial institutions held at the BOJ. The BOJ indicated that it may cut interest rates further if judged necessary. The BOJ also decided to introduce two new methods of controlling the yield curve for interest rates: outright purchases of JGBs with yields designated by the BOJ (rather than through competitive auctions) and operations to supply fixed-rate funds for periods of up to 10 years (which were previously limited to one year). The adoption of the BOJ’s negative interest policy in February 2016 has negatively impacted domestic interest spread and interest income for Japanese banks and its prolongment or expansion may have unforeseen side effects on the functioning of Japan’s financial markets.

For further information on the BOJ’s monetary policy measures, see “Item 3.D. Key Information—Risk Factors—Risks Related to Our Industry—Changes in the competitive and financial environment and financial systems could have a negative effect on the financial services industry and us.” and “Item 5. Operating and Financial Review and Prospects—Overview—Factors Affecting Results of Operation” in our annual report on Form 20-F for the fiscal year ended March 31, 2017, which is incorporated by reference herein.

DESCRIPTION OF THE NOTES

The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the indenture referred to herein or therein.

General

The notes will constitute senior debt securities to be issued under a senior indenture between us and The Bank of New York Mellon, as trustee, dated as of March 9, 2016, or the Base Indenture, as supplemented by the supplemental indenture to be dated as of September 7, 2017 between us and The Bank of New York Mellon, together with the Base Indenture, the Indenture. The Indenture is qualified under the Trust Indenture Act of 1939, as amended. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the offices of the trustee.

We will issue the notes in minimum denominations of A$2,000 and integral multiples of A$1,000 in excess thereof (sales in Australia subject to a minimum consideration of A$500,000). The notes of each series will be represented by a global certificate deposited with, and registered in the name of a nominee of, a common depositary for Euroclear and Clearstream. Except as described herein, beneficial interests in the global certificate will be shown on, and transfers thereof will be effected only through, records maintained by Euroclear or Clearstream and their respective participants. In certain circumstances, the notes may be represented by definitive notes in certificated form. See “—Form, Book-entry and Transfer.”

The notes will not be redeemable prior to maturity, except as set forth below under “—Redemption for Taxation Reasons,” and will not be subject to any sinking fund.

In this section, the term “business day” means any day which is not a day on which banking institutions in Sydney, The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close.

Each series of notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the notes will be structurally subordinated to claims of creditors of our subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary (and thus the ability of holders of the notes to benefit as our creditors from such distribution) in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, various statutes and regulations may restrict our subsidiaries from paying dividends or making loans or advances to us, including the Banking Act, the Companies Act and the Deposit Insurance Act. The restrictions could prevent our subsidiaries from paying the cash to us that we need in order to make payments under the notes. See “Risk Factors—The notes will be structurally subordinated to indebtedness and other liabilities of our subsidiaries, including Sumitomo Mitsui Banking Corporation.”

Principal, Maturity and Interest for the Fixed Rate Notes

We expect to issue one or more series of fixed rate notes with the initial aggregate principal amount(s) and maturity date(s) set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” Principal in respect of the fixed rate notes will be repaid at maturity at a price of 100% of the principal amount.

Interest on the fixed rate notes of each series will accrue at the rate per annum, and from the date, set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” We will pay interest on the fixed rate notes of each series semiannually in arrears on the dates set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” to the persons in whose names the fixed rate notes are registered as of the close of business on the fifteenth day before the due date for payment (whether or not a business day). Interest on the fixed rate notes will be paid to but excluding the relevant interest payment date. We will compute interest on the fixed rate notes on the basis of the actual number of days in the year and the actual number of days elapsed. We will pay the principal of and interest on the fixed rate notes in Australian dollars or in such other coin or currency of the Commonwealth of Australia as at the time of payment is legal tender for the payment of public and private debts.

If any payment is due on the fixed rate notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

All payments in respect of the fixed rate notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “—Taxation and Additional Amounts,” no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

Principal, Maturity and Interest for the Floating Rate Notes

We expect to issue one or more series of floating rate notes with the initial aggregate principal amount(s) and maturity date(s) set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” Principal in respect of the floating rate notes will be repaid at maturity at a price of 100% of the principal amount.

Interest on the floating rate notes of each series will accrue at the floating rate per annum, reset quarterly, equal to the Australian dollar three-month Bank Bill Swap Rate, or the BBSW Rate, plus the spread set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” We will pay interest on the floating rate notes of each series quarterly in arrears on the dates (each an “interest payment date”) set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” to the persons in whose names the floating rate notes are registered as of the close of business on the fifteenth day before the due date for payment on the floating rate notes (whether or not a business day).

We will compute interest on the floating rate notes on the basis of the actual number of days in an interest period and a 365-day year. An “interest period” is the period from and including the immediately preceding interest payment date (after any adjustments to make such date a business day, as described below) to but excluding the relevant interest payment date (after any adjustments to make such date a business day, as described below). The first interest period will begin on and include the date set forth in the applicable pricing term sheet as the settlement date and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering” and will end on but exclude the first interest payment date of the floating rate notes.

We will pay the principal of and interest on the floating rate notes in Australian dollars or in such other coin or currency of Commonwealth of Australia as at the time of payment is legal tender for the payment of public and private debts.

If any interest payment date (other than the maturity date) of the floating rate notes would fall on a day that is not a business day, that interest payment date will be adjusted to the day that is the next succeeding business day, unless such business day is in the next succeeding month, in which case such interest payment date will be the immediately preceding business day.

If the maturity date for the floating rate notes is not a business day, the payment of interest and principal in respect of the floating rate notes will be made on the next succeeding day that is a business day, and no interest on such payment shall accrue for the period from and after the original maturity date.

All payments in respect of the floating rate notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “—Taxation and Additional Amounts,” no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

Determination of Floating Interest Rate

So long as any floating rate notes remain outstanding, we will maintain a calculation agent for calculating the interest rates on the floating rate notes. We have initially appointed The Bank of New York Mellon, London Branch to act as the calculation agent.

The calculation agent will reset the rate of interest on the floating rate notes of each series for each interest period on the first day of each interest period. (Each such first day of an interest period is also referred to as an “interest reset date” with respect to such interest period.) The interest rate set for the floating rate notes of each series on a particular interest reset date will remain in effect during the interest period commencing on such interest reset date.

The calculation agent will determine the applicable interest rate and interest payable on the floating rate notes of each series for any interest period on the first day of that period, or an interest determination date.

The calculation agent will calculate the interest payable on the floating rate notes of each series for any interest period by multiplying the principal amount of the floating rate notes of each series by an interest factor, which will equal the applicable interest rate for the interest period multiplied by a fraction, the numerator of which is the actual number of days in such interest period and the denominator of which is 365.

The calculation agent will determine the BBSW Rate for any interest period according to the following provisions:

•	The BBSW Rate will be the rate for prime bank eligible securities having a tenor of three months that is designated as the “AVG MID” on the Reuters Screen BBSW Page at approximately 10:10 a.m., Sydney time, on the interest determination date. “Reuters Screen BBSW Page” means the display which appears on the display on Reuters (or any successor service) as page “BBSW” (or any other page as may replace such page), for the purpose of displaying BBSW rates or base lending rates of major Australian banks.

•	If the rate is not published prior to 10:30 a.m., Sydney time, on the interest determination date, then the BBSW Rate will be the rate determined by the calculation agent to be the average of the buying rates quoted by three Reference Banks at or about that time on that date. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the period. “Reference Bank” means any financial institution authorized to quote on the Reuters Screen BBSW Page.

•	The interest rate payable on the floating rate notes will not be higher than the maximum rate permitted by Japanese law or by New York state law as modified by U.S. law of general application. The interest rate payable on the floating rate notes will not be lower than zero.

The calculation agent will provide the interest rate for the current interest period and the amount of interest to be paid for such interest period to us, the trustee, and any paying agent as soon as practicable upon determination. The calculations of the calculation agent will, in the absence of negligence, bad faith or manifest error, be conclusive for all purposes and binding on us, the calculation agent, the paying agent, the trustee and the holders of the floating rate notes.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one ten-thousandth of a percentage point (.0001), with five hundred thousandths of a percentage point being rounded upwards (e.g., 9.87645% (or 0.0987645) being rounded to 9.8765% (or 0.098765)), and all Australian dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

Redemption for Taxation Reasons

The notes of each series may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the FSA (if such confirmation is required under applicable Japanese laws or regulations then in effect), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of such notes together with accrued and unpaid interest to (but excluding) the date fixed for redemption and any additional amounts thereon, if we have been or will become obliged to pay additional amounts with respect to such series as described in “—Taxation and Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes of such series and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of such notes. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled and an opinion of independent legal or tax advisor of recognized standing to the effect that we have become or will be obliged to pay such additional amounts as a result of such change or amendment.

Events of Default and Remedies

The Indenture will provide holders with certain remedies if we fail to perform specific obligations, such as making payments on the notes, or if we become subject to certain bankruptcy or insolvency events. Holders should review the Indenture and understand what constitutes an event of default and what does not.

An event of default with respect to the notes of a series will be defined under the Indenture as any one or more of the following events having occurred and continuing to exist:

•	Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the notes of such series;

•	We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the notes of such series or in the Indenture in respect of the notes of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding notes of such series; or

•	Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the Indenture in relation to the notes of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution.

Each holder and the trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister confirms that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the DIC to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “Description of the Debt Securities—Consolidation, Merger, Sale or Conveyance” in the accompanying prospectus. See “Risk Factors—Risks Related to the Notes—The notes will be subject to loss absorption if we become subject to orderly resolution measures under the Deposit Insurance Act and Japanese insolvency laws. As a result, the value of the notes could be materially adversely affected, and holders of the notes may lose all or a portion of their investment.”

We shall, as soon as practicable after the Prime Minister has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us or a Japanese court has publicly announced that it has granted permission to a transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), deliver a written notice of such event to the trustee and to the holders of the notes. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

No Rights to Set Off by Holders

Subject to applicable law, each holder of the notes, by acceptance of any interest in the notes, agrees that it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the notes or the Indenture.

Taxation and Additional Amounts

We will make all payments of principal and interest in respect of the notes without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder of the notes such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any of the notes under any of the following circumstances:

•

the holder or beneficial owner of the notes is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such notes by reason of its having some connection with Japan other than the mere holding of such notes or being a person having a special relationship with us as described in Article 6, Paragraph (4) of the Special Taxation Measures Act;

•	the holder or beneficial owner of the notes would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the relevant paying agent to whom the relevant notes are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•	the holder or beneficial owner of the notes is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant notes through a payment handling agent in Japan appointed by it);

•	the notes are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the notes became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•	the withholding or deduction is imposed on a holder or beneficial owner of the notes who could have avoided such withholding or deduction by presenting its notes (where presentation is required) to another paying agent maintained by us;

•	the holder of the notes is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, the notes, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of the notes; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where the notes are held through a participant of an international clearing organization or a financial intermediary, or a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act, or a designated financial institution, each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant notes, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, or interest recipient information, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the notes are not held through a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), or a written application for tax exemption, in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the notes, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing to any notes, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge, and if certified copies are not available, we will use reasonable efforts to obtain other evidence satisfactory to the paying agent, and the paying agent will make such certified copies or other evidence available to the holders of the notes upon reasonable request to the paying agent.

If (i) subsequent to making a payment on the notes without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the notes) shall be required to reimburse us, in yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the notes; provided that, except as otherwise set forth hereto or in the Indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the notes.

References to principal or interest in respect of the notes shall be deemed to include any additional amounts due which may be payable as set forth hereto and in the Indenture.

Indemnification of Judgment Currency

We will indemnify each holder of the notes to the full extent permitted by applicable law against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such notes and such judgment or order being expressed and paid in a judgment currency other than Australian dollars and as a result of any variation as between the rate of exchange at which the Australian dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee, on the New York business day following the day on which final non-appealable judgment is entered, is able to purchase Australian dollars with the amount of the judgment currency actually received by the holder of the notes. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

The Trustee

The Bank of New York Mellon will be the trustee for the notes. The trustee may, subject to certain conditions, act as trustee for other securities issued by us or by our affiliates.

Paying Agent, Transfer Agent, Registrar and Calculation Agent

For each series of notes, The Bank of New York Mellon, London Branch will initially act as paying agent and as calculation agent for the floating rate notes (if applicable) and The Bank of New York Mellon SA/NV, Luxembourg Branch will initially act as transfer agent and registrar. We may change the paying agent, calculation agent (if applicable), transfer agent or registrar without prior notice to holders of the notes, and we or any of our subsidiaries may act as paying agent, calculation agent (if applicable), transfer agent or registrar.

Governing Law

The notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Form, Book-entry and Transfer

Each series of notes will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the notes of each series may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the notes of each series a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such notes and registration of transfers of such notes. We, the trustee, the paying agent, the transfer agent and registrar and any agent of us, the trustee, the paying agent, the transfer agent or the registrar may treat the person in whose name any note is registered as the absolute owner of such note for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a note, subject to the restrictions contained in the notes and in the Indenture, such note may be transferred or exchanged for a like aggregate principal amount of note of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the registrar office. Any note surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the registrar and transfer agent, duly executed by the holder thereof or its attorney duly authorized in writing. Notes issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the registrar office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the notes.

Global Security

The notes of each series will be initially represented by a global certificate in fully registered form without interest coupons, or the global security. The global security will be deposited upon issuance with, and registered in the name of a nominee of, a common depositary for Euroclear and Clearstream for the accounts of their respective account holders. Each of Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global security will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by the global security will at all times be Euroclear, Clearstream or a nominee thereof (or a successor of Euroclear, Clearstream or a nominee thereof), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial holders of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global security may not be exchanged for definitive notes except in the limited circumstances described below.

Exchanges of Global Security for Definitive Notes

A beneficial interest in the global security may not be exchanged for a definitive note unless Euroclear or Clearstream, as the case may be, notifies us that it is unwilling or unable to continue as depositary for such global security and we do not appoint a successor depositary within 90 days. Upon the occurrence of such event, the common depositary shall instruct us to transfer the notes to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive notes delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive notes issued in exchange for an interest in the global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the Indenture.

Depositary Procedures

As long as the common depositary (or its nominee) is the registered holder of the global security, the common depositary (or its nominee) will be considered the sole owner and holder of the notes represented by the global security for all purposes under the Indenture and the notes, and, accordingly, our obligations under the notes represented by the global security are to the common depositary (or its nominee) as the registered holder of such notes, and not to the holders of beneficial interests in such notes.

Transfer of beneficial interests in the global security will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

Euroclear and Clearstream Procedures

Distributions of interest and other payments with respect to book-entry interests in the notes held through Euroclear and Clearstream will be credited, to the extent received by any paying agent, to the cash accounts of Euroclear and Clearstream or any other securities intermediary that holds a book-entry interest in the notes through one or more securities intermediaries standing between such other securities intermediary and Euroclear or Clearstream.

As Euroclear and Clearstream act on behalf of their respective account holders only, who in turn may act on behalf of their respective clients, the ability of beneficial owners who are not account holders with Euroclear and Clearstream to pledge interests in the global security to persons or entities that are not account holders with Euroclear or Clearstream, or otherwise take action in respect of interests in the global security, may be limited.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global security among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in the global security. The records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts the global security is credited, which also may or may not be the beneficial owners of interests in the global security. Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any of the underwriters, nor any of our or their respective agents, will have any responsibility for the performance by the clearing organization or its respective participants of their respective obligations under the rules and procedures governing their operations.

TAXATION

Japanese Taxation

The following is a general description of certain aspects of Japanese taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.

Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.

The Notes

The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order No. 43 of 1957, as amended, or the Cabinet Order, under the Special Taxation Measures Act) relating to the issuer of the notes or a specially-related person of the issuer.

Representation by Investor upon Distribution

By subscribing to the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution by the underwriters under the applicable underwriting agreement at any time to be directly or indirectly offered or sold in Japan or to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above, except as specifically permitted under the Special Taxation Measures Act.

Interest Payments on Notes and Redemption Gain

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain, meaning any difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes, or the Redemption Gain, where such notes are issued by the issuer of the notes outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1. Non-resident Investors

If the recipient of interest on the notes or of the Redemption Gain with respect to interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1. Interest

(1) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if such recipient complies with certain requirements, inter alia:

(i) if the relevant notes are held through certain participants in an international clearing organization or certain financial intermediaries prescribed by the Special Taxation Measures Act and the Cabinet Order (each such participant or financial intermediary, a Participant), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Cabinet Order together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, or the Law, to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the Interest Recipient Information, and to advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the issuer); and

(ii) if the relevant notes are not held by a Participant, the requirement to submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), or the Written Application for Tax Exemption, together with certain documentary evidence.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Law) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.

(2) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the recipient provides the Interest Recipient Information or submits the Written Application for Tax Exemption as set out in paragraph 1.1(1). Failure to do so will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Special Taxation Measures Act (such person is referred to as a specially-related person of the issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, could apply to such interest under Japanese tax law.

(4) If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Switzerland and the United States. Under the tax treaties between Japan and the United Kingdom, Sweden or Germany, interest paid to qualified United Kingdom, Swedish or German residents is generally exempt from Japanese withholding tax. Japan has also signed amendments to existing tax treaties with the United States and Austria generally exempting interest from Japanese withholding tax; however, these amendments have not yet entered into force. Under the current income tax treaty between Japan and the United States, certain limited categories of qualified United States residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the notes. Under the income tax treaties with France, Australia, the Netherlands and Switzerland, similar exemptions to those provided in the current income tax treaty between Japan and the United States will be available (provided that no exemption will apply to pension funds in the case of Australia). In order to enjoy such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the notes to the relevant tax authority before payment of interest.

(5) Under the Law, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the issuer.

1.2. Redemption Gain

(1) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain.

(2) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty.

2. Resident Investors

If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph (9) of the Special Taxation Measures Act, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Special Taxation Measures Act.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences other than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

2.1. Interest

(1) If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution or a Public Corporation etc., as defined below, who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2) If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law, or a Public Corporation etc., or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Special Taxation Measures Act, each, a Specified Financial Institution, that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes, or the Japanese Custodian, and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Law, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.

(3) If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes.

(4) If a Japanese bank, Japanese insurance company, Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under

Article 6, Paragraph (9) of the Special Taxation Measures Act, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and such recipient complies with the requirement, inter alia, to provide the Interest Recipient Information or to submit the Written Application for Tax Exemption as referred to in paragraph 1.1(1), no withholding tax will be imposed.

2.2. Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3. Special Additional Tax for Reconstruction from the Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the earthquake of March 11, 2011, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. There is also certain special additional tax imposed upon regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by noteholders in connection with the issue of the notes, nor will such taxes be payable by noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.

Material U.S. Federal Income Tax Considerations

The following is a description of material U.S. federal income tax consequences of the ownership and disposition of the notes by the U.S. Holders described below, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to acquire notes.

Except as provided in “—Possible FATCA Withholding After 2018” below, this discussion applies to you only if you are a U.S. Holder who purchases notes of a series pursuant to this offering at the “issue price,” which is the first price at which a substantial amount of the notes of that series is sold to the public (not including bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers), and who holds the notes as capital assets for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and differing tax consequences that may be applicable to you if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	holding notes as part of a “straddle,” hedging or integrated transaction;

•	a person whose functional currency is not the U.S. dollar;

•	holding notes in connection with a trade or business conducted outside the United States;

•	a partnership (or any other entity treated as a partnership) for U.S. federal income tax purposes; or

•	a tax-exempt entity.

If you are a partnership (or any other entity treated as a partnership) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership owning notes or a partner in such partnership, you should consult your tax adviser as to your particular U.S. federal income tax consequences of owning and disposing of the notes.

This summary is based on the Code, administrative pronouncements, judicial decisions and Treasury regulations, and the income tax treaty between the United States and Japan, or the Treaty, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, potentially with retroactive effect. This summary does not address state, local or non-U.S. tax consequences, U.S. federal estate or gift tax consequences or any consequences other than U.S. federal income tax consequences.

As further described below, the notes will be subject to rules applicable to foreign currency-denominated debt instruments, which may require you to recognize foreign currency exchange gain or loss with respect to your notes. These rules are complex and permit certain elections that could affect the tax treatment to you. You should consult your tax adviser regarding these rules.

If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You are a U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of a note and are:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest

It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. The amount of interest taxable as ordinary income will include amounts, if any, withheld in respect of Japanese taxes and any additional amounts paid with respect thereto as described under “Description of the Notes—Taxation and Additional Amounts.” See “—Japanese Taxation—The Notes—Interest Payments on Notes and Redemption Gain—1. Non-resident Investors” for a discussion of the requirements for obtaining an exemption from Japanese withholding tax.

If you use the cash method of accounting, you will be required to include in income the U.S. dollar value of an Australian dollar interest payment as determined based on the spot exchange rate on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If you are an accrual method taxpayer, you will accrue interest income on the notes in Australian dollars and translate that amount into U.S. dollars at the average spot exchange rate in effect during the interest accrual period (or with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the relevant taxable year). Alternatively, if you are an accrual method taxpayer, you may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS) to translate accrued interest income at the spot exchange rate on the last day of the accrual period (or the last day of the relevant taxable year in the case of an accrual period that spans over two taxable years), or at the spot exchange rate on the date the payment is received, if that date is within five business days from the last day of the accrual period. If you are an accrual method taxpayer, you will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of an Australian dollar interest payment received in respect of an accrual period (determined based on the spot exchange rate on the date of receipt) and the U.S. dollar value of interest income that has accrued during that period (as determined above). As described below, the amount of any exchange gain or loss recognized with respect to the amount received attributable to accrued but unpaid interest upon a sale or other taxable disposition of a note may be limited by the total amount of gain or loss realized upon such sale or disposition.

Interest will constitute foreign source income for U.S. federal income tax purposes, and will constitute either “passive category income” or “general category income” for purposes of computing your foreign tax credit limitation. Foreign currency exchange gain or loss described above will generally be treated as U.S.-source ordinary income or loss for purposes of computing your foreign tax credit limitation. Subject to applicable limitations, some of which vary depending upon your particular circumstances, any Japanese income taxes withheld from interest payments on a note (at a rate not exceeding any applicable rate under the Treaty) may be creditable against your U.S. federal income tax liability. Any Japanese withholding taxes on interest payments will not be creditable to the extent that the Japanese tax is imposed due to your failure to provide any necessary certification (as described in “—Japanese Taxation—The Notes—Interest Payments on Notes and Redemption Gain—1. Non-resident Investors”) or is otherwise refundable under Japanese law or the Treaty. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances. Instead of claiming a credit, subject to applicable limitations, you may elect to deduct foreign taxes (if any) in computing your taxable income. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note, each as determined in U.S. dollars. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as described under “—Interest” above.

Your tax basis in a note will generally be the U.S. dollar value of your purchase price, determined at the spot exchange rate on the date of purchase and the U.S. dollar value of the amount realized will generally be determined by translating that amount at the spot exchange rate on the date of the sale or other taxable disposition. However, if the notes are traded on an established securities market, and you are a cash-method taxpayer (or an electing accrual-method taxpayer), you will determine the U.S. dollar value of the purchase price of the note or the amount realized on a sale of the note at the spot exchange rate on the settlement date of the purchase or sale. An electing accrual-method taxpayer must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Subject to the discussion in the next paragraph, gain or loss realized on the sale, redemption, retirement or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, redemption, retirement or taxable disposition you have held the note for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders are subject to reduced tax rates. The deductibility of capital losses may be subject to limitations. Gain or loss will generally be U.S.-source for purposes of computing your foreign tax credit limitation.

Upon the sale or other taxable disposition of a note, you will recognize foreign currency exchange gain or loss, which will not be treated as interest income or expense and which will generally constitute U.S.-source ordinary income or loss, on the principal amount of the note generally equal to the difference between the U.S. dollar value of your purchase price determined at the spot exchange rate (i) on the date principal is received from us or the note is disposed of and (ii) on the date you acquired the note. However, you will recognize foreign currency exchange gain or loss with respect to the sale or taxable disposition (including with respect to a payment of any accrued interest received on the sale or disposition) only to the extent of the total gain or loss realized on the sale or other disposition.

Potential Loss Reporting Requirement

Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions may require the reporting of certain foreign currency transactions. If you recognize a loss upon the sale or other taxable disposition of a note in excess of certain thresholds, you may be required to file a reportable transaction disclosure statement with the IRS on IRS Form 8886. If you recognize a loss with respect to a note, you should consult your tax adviser regarding this reporting obligation.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or, if required, you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (or entities closely held by individuals) may be required to report on IRS Form 8938 information relating to debt securities issued by non-U.S. persons. You should consult your tax adviser regarding your reporting obligations with respect to the notes.

Possible FATCA Withholding After 2018

Provisions of U.S. tax law commonly referred to as “FATCA” impose a 30% withholding tax on certain U.S. source payments made to a foreign financial institution (such as ourselves, certain of our subsidiaries or a financial intermediary through which an investor may hold notes), unless the financial institution is a “PFFI,” or otherwise exempt from FATCA. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury Department pursuant to which it agrees to perform specified due diligence, reporting and withholding functions. Specifically, under its PFFI agreement, a PFFI is required to obtain and report to the IRS certain information with respect to financial accounts held by U.S. persons or U.S.-owned foreign entities and may be required to withhold 30% from “foreign passthru payments” (which term is not yet defined) that it makes to foreign financial institutions that are not PFFIs or otherwise exempt from FATCA and certain other persons who fail to provide requested information, if such payments are made on or after the later of January 1, 2019 and the date of publication of final Treasury regulations defining the term “foreign passthru payments.” Generally, no such withholding would apply to any payments made on non-U.S. debt obligations (such as the notes) that are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published. The United States and Japan have entered into an intergovernmental agreement to facilitate the implementation of FATCA pursuant to which Japanese financial institutions (such as ourselves and certain of our subsidiaries) are directed by the Japanese authorities to register with the IRS and fulfill obligations consistent with those required under a PFFI agreement. We have registered with the IRS to become a PFFI. The United States has also entered into intergovernmental agreements with other jurisdictions. These intergovernmental agreements (including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdictions (including Japan) will address “foreign passthru payments” or whether withholding on such payments will be required by financial institutions that are subject to an intergovernmental agreement.

In the event that any amount of withholding is required from a payment on a note under FATCA or any intergovernmental agreement entered into with respect thereto, or any law, regulation or guidance implementing FATCA or such intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated August 31, 2017, between us and the underwriters named below, for whom Citigroup Global Markets Limited, SMBC Nikko Capital Markets Limited, Australia and New Zealand Banking Group Limited, nabSecurities, LLC and UBS AG, Australia Branch, are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amount of the notes listed opposite their names below.

Underwriter	Principal amount of fixed rate notes		Principal amount of floating rate notes
Citigroup Global Markets Limited	A$	57,000,000	A$	85,500,000
SMBC Nikko Capital Markets Limited		57,000,000		85,500,000
Australia and New Zealand Banking Group Limited		57,000,000		85,500,000
nabSecurities, LLC		57,000,000		85,500,000
UBS AG, Australia Branch		57,000,000		85,500,000
Commonwealth Bank of Australia		15,000,000		22,500,000

Total	A$	300,000,000	A$	450,000,000

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, in connection with the offer and sale of the notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer each series of the notes at the public offering prices listed on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase each series of the notes from us at the public offering price, and we have agreed to pay the underwriters a fee of 0.35% of the principal amount of the fixed rate notes and a fee of 0.35% of the principal amount of the floating rate notes.

The estimated expenses of the offering, not including the underwriting commissions, to be incurred in connection with the offer and sale of the notes, are payable by us and include the following:

Securities and Exchange Commission registration fee	A$	86,925
Printing expenses		35,168
Legal fees and expenses		530,092
Accounting fees and expenses		130,131
Trustee, registrar and paying agent fees and expenses		16,445
Miscellaneous		15,935

Total	A$	814,696

We have agreed to reimburse the underwriters for certain legal expenses in connection with this offering.

Price Stabilization and Short Positions

In connection with the offering, Citigroup Global Markets Limited, or the Stabilization Manager, and/or any person acting on behalf thereof, may purchase and sell the notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the Stabilization Manager and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. These transactions may also include stabilizing transactions by the Stabilization Manager and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the Stabilization Manager and/or any person acting on behalf thereof may impose a penalty bid. A penalty bid is an arrangement that permits the Stabilization Manager and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

No Sale of Similar Securities

We have agreed, during the period from the date of this document through and continuing until the closing of the offering, without the prior written consent of the underwriters, not to, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any market outside Japan, any Australian dollar-denominated senior debt securities of SMFG.

New Issues of the Notes

The notes are new issues of securities with no established trading market. We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. SMBC Nikko Securities America, Inc. and our other broker-dealer affiliates may use this prospectus supplement and the accompanying prospectus in connection with these activities. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. A liquid or active public trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Notes—There is no prior market for the notes and, if a market develops, it may not be liquid.”

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

nabSecurities, LLC is a U.S. broker-dealer that is registered with the SEC and licensed by FINRA, and is authorized to effect sales of the notes in the United States. To the extent that it intends to effect sales of the notes outside of the United States, nabSecurities will do so either in accordance with such registrations or authorities which it may hold in such jurisdictions or through affiliated companies that are authorized to effect sales of the notes therein.

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of the Commonwealth of Australia, or the Corporations Act) in relation to the notes has been, or will be, lodged with the Australian Securities and Investments Commission, or ASIC. No offer has been (directly or indirectly) made or invited, and will not be made or invited of the notes for issue, purchase or sale in Australia (including an offer or invitation which is received by a person in Australia), and:

•	no prospectus, offering circular or any other offering material or advertisement relating to the notes has been distributed or will be published in Australia; and

•	no offer for the notes for issue or sale has been made or invited and will not be made or invited in Australia (including an offer or invitation which is received by a person in Australia),

unless (a) the aggregate consideration payable by each offeree or invitee in Australia (including any person who receives an offer or invitation or offering materials in Australia) is at least A$500,000 (or its equivalent in other currencies, in either case, disregarding moneys lent by the offeror or its associates), or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act, (b) such action complies with all applicable laws, regulations and directives in Australia (including without limitation, the licencing requirements set out in Chapter 7 of the Corporations Act), (c) such action does not require any document to be lodged with ASIC, and (d) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act.

Japan

The notes have not been and will not be registered under the FIEA, and are subject to the Special Taxation Measures Act. The notes (i) have not, directly or indirectly, been offered or sold and will not, directly or indirectly, be offered or sold, in Japan or to any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) have not, directly or indirectly, been offered or sold and will not, as part of the distribution by the underwriters under the underwriting agreement at any time, directly or indirectly, be offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special

Taxation Measures Act. Notwithstanding the restriction set forth in (ii) above, pursuant to the Special Taxation Measures Act, SMBC Nikko Capital Markets Limited, acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution under the underwriting agreement of the notes, the remainder of the notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the notes that it acquired or purchased from us in its capacity as an underwriter.

Canada

The notes may be sold in any Province of Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (Exemption based on U.S. disclosure).

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Member States of the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer of notes which are the subject of the offering contemplated by this document has not been made and will not be made to the public in that Relevant Member State other than:

(1) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted by the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(3) in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the

Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Any invitation or inducement to engage in investment activity within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, in connection with the issue or sale of any notes has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA is complied with or does not apply to us, and all applicable provisions of the FSMA have been complied with and will be complied with in respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issue prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Swiss Exchange Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes have not been circulated or distributed and will not be circulated or distributed nor have any notes been offered or sold or the notes been caused to be made the subject of an invitation for subscription or purchase nor will the notes be offered or sold caused to be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, currencies or commodities.

We have a strategic business alliance with Citigroup Inc., including an arrangement for Citigroup Inc. to provide us with global corporate and investment banking network access. See “Item 4.B. Business Overview—Description of Operations and Principal Activities—Securities—Business Alliance with Citigroup Inc.” of our most recent annual report on Form 20-F for more details.

Conflicts of Interest

SMBC Nikko Capital Markets Limited is not a U.S. registered broker-dealer. If sales of notes are effected in the United States, such sales will be made by SMBC Nikko Securities America, Inc., SMBC Nikko Capital Markets Limited’s affiliate and a U.S. registered broker-dealer. SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. SMBC Nikko Capital Markets Limited will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Settlement

We expect delivery of the notes will be made against payment therefor on or about September 7, 2017, which is the fourth New York business day following the date of pricing of the notes. Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes will be required, by virtue of the fact that the notes initially will settle four New York business days after pricing of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

LISTING AND GENERAL INFORMATION

Clearing System

The notes have been accepted for clearance through Euroclear and Clearstream. The ISIN of the fixed rate notes is XS1665510134 and the common code is 166551013. The ISIN of the floating rate notes is XS1665510308 and the common code is 166551030.

Listing

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Copies of the following documents will, so long as any of the notes are listed on the Luxembourg Stock Exchange, be available, with English translations where appropriate, during usual business hours on any weekday (Saturdays and public holidays excepted) at the office of the listing agent, SMBC Nikko Bank (Luxembourg) S.A., located at 2, rue Hildegard von Bingen, L-1282 Luxembourg, Luxembourg: (a) the Indenture, (b) our Articles of Incorporation and Regulations of the Board of Directors and (c) our audited annual consolidated financial statements.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes. The issue of the notes was duly authorized by the resolution of our Board of Directors dated June 29, 2017 and a decision by an authorized Corporate Executive Officer dated June 29, 2017.

Share Information

The number of authorized and outstanding shares of our capital stock as of March 31, 2017 was 1,414,055,625 common shares, all of which have been fully paid and have no par value.

No Material Adverse Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material adverse change in the financial position or prospects of us and our subsidiaries taken as a whole since March 31, 2017.

Other Information

There are no provisions in the Indenture limiting the time of validity of claims to payment of interest and repayment of principal.

Notices

So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the notes will also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

LEGAL MATTERS

The validity of the notes and certain U.S. legal matters will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain Japanese legal matters will be passed upon for us by Nagashima Ohno & Tsunematsu, our Japanese counsel. Simpson Thacher & Bartlett LLP, U.S. counsel to the underwriters, will pass upon certain matters of U.S. federal law and New York law for them.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The documents incorporated by reference in this prospectus supplement include:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2017, filed on June 29, 2017 (File Number 001-34919);

•	our report on Form 6-K furnished to the SEC on July 3, 2017, which includes our audited annual Japanese GAAP consolidated financial statements for the fiscal years ended March 31, 2016 and 2017;

•	our report on Form 6-K furnished to the SEC on July 31, 2017, except for the statements regarding our earnings forecast under the caption “3. Earnings forecast on a consolidated basis (for the fiscal year ending March 31, 2018),” which includes an English translation of our quarterly Japanese GAAP consolidated financial results for the three months ended June 30, 2017;

•	our report on Form 6-K furnished to the SEC on August 14, 2017, which includes our and SMBC’s capital ratios and related information as of June 30, 2017; and

•	our report on Form 6-K furnished to the SEC on August 17, 2017, which includes an English translation of our unaudited quarterly Japanese GAAP consolidated financial statements and the notes thereto included as part of our quarterly securities report (shihanki hokokusho) for the quarter ended June 30, 2017.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Tel: +81-3-3282-8111

You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus supplement on our internet site at http://www.smfg.co.jp.

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at http://www.smfg.co.jp.

PROSPECTUS

Sumitomo Mitsui Financial Group, Inc.

(incorporated in Japan)

Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these debt securities and the general manner in which these debt securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of these debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 21, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 27 of this prospectus before purchasing any of our securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, where information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “dollars” and “U.S. dollars” are to United States dollars and references to “yen” and “¥” are to Japanese yen. Unless otherwise specified, when converting currencies into yen we use the Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. References to the “Group” are to us and our subsidiaries and affiliates taken as a whole. “SMBC” and the “Bank” refer to our main subsidiary, Sumitomo Mitsui Banking Corporation or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “risk,” “project,” “should,” “seek,” “target,” “will” and similar expressions, among others, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ from those in the forward-looking statements as a result of various factors, and the differences may be material. Potential risks and uncertainties include, without limitation, the following:

•	deterioration of Japanese and global economic conditions and financial markets;

•	constraints on our operations due to capital adequacy requirements;

•	declines in the value of our securities portfolio;

•	changes in the level or volatility of market rates or prices;

•	incurrence of significant credit-related costs;

•	a significant downgrade of our credit ratings;

•	our ability to successfully implement our business strategy through our subsidiaries, affiliates and alliance partners;

•	exposure to new risks as we expand the scope of our business;

•	the industry specific risks of the consumer finance industry;

•	the recoverability of deferred tax assets;

•	litigation and regulatory proceedings;

•	insufficient liquidity;

•	problems of other financial institutions;

•	adverse regulatory developments or changes in government policies; and

•	other risk factors set forth in our most recent annual report on Form 20-F or in an applicable prospectus supplement.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our then most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, presented in accordance with IFRS, for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Fiscal year ended March 31,					Six months ended September 30, 2015
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges
Excluding interest on deposits	4.06	4.03	3.71	5.32	4.67	5.25
Including interest on deposits	3.05	3.08	2.92	3.87	3.33	3.62

In calculating the ratio of earnings to fixed charges, we used the following definitions:

The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preference security dividend requirements of consolidated subsidiaries.

The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

We are a joint stock company incorporated with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, one of the largest commercial banks in Japan. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. Our subsidiaries also include Sumitomo Mitsui Finance and Leasing Company, Limited, in the leasing business, SMBC Nikko Securities Inc. and SMBC Friend Securities Co., Ltd. in the securities business, and Sumitomo Mitsui Card Company, Limited, Cedyna Financial Corporation, and SMBC Consumer Finance Co., Ltd. in the consumer finance business.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2015 presented in accordance with IFRS. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

As of September 30, 2015
(Millions of yen)
Indebtedness:(1)
Borrowings
Short-term borrowings	¥4,290,523
Long-term borrowings:
Unsubordinated	5,567,987
Subordinated	314,194
Liabilities associated with securitization transactions	1,058,809
Lease obligations	107,976

Total borrowings	11,339,489

Debt securities in issue
Commercial paper	4,782,717
Bonds	4,661,130
Subordinated bonds	1,995,968

Total debt securities in issue	11,439,815

Total indebtedness(2)	22,779,304

Equity:
Capital stock	2,337,896
Capital surplus	863,216
Retained earnings	3,889,763
Other reserves	2,272,304
Treasury stock	(175,345)

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	9,187,834
Non-controlling interests	1,686,226
Equity attributable to other equity instruments holders	299,895

Total equity	11,173,955

Total capitalization and indebtedness	¥33,953,259

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	26% of our total indebtedness was secured as of September 30, 2015.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities, collectively the “debt securities,” that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sumitomo Mitsui Financial Group, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into upon the initial issuance of senior debt securities, between us and The Bank of New York Mellon, which we refer to as the senior trustee. We may issue subordinated debt securities, from time to time, in one or more series under a subordinated indenture to be entered into upon the initial issuance of subordinated debt securities between us and The Bank of New York Mellon, which we refer to as the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures will limit the amount of debt securities that we may issue thereunder, nor will they contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu among themselves without any preference. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable, if any;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•	The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•	Any other or different events of default or subordination, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•	The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•	The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•	The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series;

•	Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Events of Default and Rights of Acceleration

Senior Debt Securities

The senior indenture will provide holders of our senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy, insolvency or similar proceedings. In many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default will be defined under the senior indenture, with respect to any series of senior debt securities issued under that indenture, as the occurrence and continuation of any one or more of the following events:

•	Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the senior debt securities of such series;

•	We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;

•	Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the indenture in relation to the senior debt securities of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution; or

•	Any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Under the senior indenture, the senior trustee shall be required to give notice by mail to the holders of the relevant series of the senior debt securities of all defaults known to the senior trustee that have occurred with respect to such series. The senior trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the senior trustee, unless the defaults have been cured before transmission of such notice.

The senior indenture provides that if any event of default shall occur and be continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the senior trustee if given by the holders), may, and the senior trustee at the request of such holders shall (subject to the senior trustee being indemnified and/or secured to its reasonable satisfaction), declare the entire principal of all such outstanding senior debt securities of such series, together with all accrued and unpaid interest, to be due and payable immediately.

Subordinated Debt Securities

Events of default, events of acceleration and other defaults applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Waiver of Default or Acceleration

Prior to the acceleration of the maturity of any of the debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series then outstanding under the indenture relating to such debt securities (voting together as a single class) also have the right to waive any past default, event of default or event of acceleration, as the case may be, and its consequences, except a default in respect of a covenant or a provision of such indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The indentures will permit us from time to time and without the consent of the holders of the debt securities of a particular series, to create and issue additional debt securities on the same terms and conditions as the original debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of debt securities and originally constituting such series for all purposes under the relevant indenture, provided that such additional debt securities that are so consolidated must be fungible for U.S. federal income tax purposes with the outstanding debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding debt securities, issue other series of debt securities in the future under the indentures on terms and conditions different from the debt securities offered hereby.

Taxation and Additional Amounts

We will make all payments of principal and interest in respect of the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any of the debt securities under any of the following circumstances:

•	the holder or beneficial owner of the debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such debt securities by reason of its having some connection with Japan other than the mere holding of such debt securities or being a person having a special relationship with us as described in Article 6, Paragraph (4) of the Special Taxation Measures Act;

•	the holder or beneficial owner of the debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•	the holder or beneficial owner of the debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant debt securities through a payment handling agent in Japan appointed by it);

•	the debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•	the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

•	the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities (where presentation is required) to another paying agent maintained by us;

•	the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, a debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such debt security; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where the debt securities are held through a participant of an international clearing organization or a financial intermediary, or a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act, or a designated financial institution, each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Special Taxation Measures Act, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing to any debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the debt securities as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the trustee will make such certified copies or other evidence available to the holders upon reasonable request to the trustee.

If (i) subsequent to making a payment on the debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the debt securities; provided that, except as otherwise set forth in the debt securities or in the relevant indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the relevant indenture or as a consequence of the initial issuance, execution, delivery or registration of the debt securities.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the debt securities and the relevant indenture.

Repurchases

We, or any subsidiary of ours, may at any time but subject to prior confirmation or approval of the FSA (if such confirmation or approval is required under applicable Japanese laws or regulations then in effect) purchase any or all of the debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any debt securities held by any holder as result of our or its purchase or offer to purchase debt securities held by any other holder in the open market or otherwise. Any debt securities so repurchased by us or any subsidiary of ours and surrendered to the paying agent shall be cancelled.

Consolidation, Merger, Sale or Conveyance

The indentures will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan, and expressly assumes our obligations under all series of debt securities issued under the relevant indenture, and further provided that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, shall have occurred and be continuing.

Paying Agents

Whenever we appoint a paying agent to make payments required under an indenture and the relevant series of debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the debt securities and will make payments to such holders as provided for in the relevant indenture and the debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security to the full extent permitted by applicable law against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation as between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee on the day on which final non-appealable judgment is entered is able to purchase U.S. dollars with the amount of the judgment currency actually received by the holder. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Satisfaction and Discharge

We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture if we shall have:

•	paid or caused to be paid the principal of and interest on all of the debt securities of such series outstanding (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture) as and when the same shall have become due and payable; or

•	delivered to the paying agent for cancellation all of the debt securities of such series theretofore authenticated (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture).

Modification and Waiver

Any amendment or modification to the principal terms of the debt securities is subject to the terms of the indenture and to prior confirmation or approval of the FSA, if such confirmation or approval is required under applicable Japanese laws or regulations then in effect.

In addition, in the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture.

Without Consent of Holders

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	cure ambiguities, defects or inconsistencies, or make or amend other provisions which shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	add covenants for the protection of the holders of the debt securities;

•	establish the forms or terms of the debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; or

•	evidence the assumption by a successor of the obligations of us under the debt securities and the indenture.

With Consent of Holders

Each of us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (voting together as a single class), may add any provisions to, or change in any manner or eliminate any of the provisions of, each indenture or modify in any manner the rights of the holders of the debt securities issued pursuant to such indenture. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•	make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the debt securities or in accordance with the terms thereof;

•	modify or amend any provisions for converting any currency into any other currency as provided in the debt securities or in accordance with the terms of such debt securities;

•	change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the debt securities rather than to pay the additional amounts;

•	reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of such debt security (if applicable) or the amount provable in bankruptcy, or impair or affect the right of any holders of the debt securities to institute suit for the payment thereof or, if the debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the debt securities;

•	modify or amend any provisions relating to the conversion or exchange of any of the debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such debt securities or otherwise in accordance with the terms of such debt securities;

•	in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the debt securities of any particular series pursuant to the subordinated indenture; or

•	reduce the aforesaid percentage of any of the debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of debt securities, The Bank of New York Mellon will serve as the senior trustee and the subordinated trustee.

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration or a default in the payment of interest or principal with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration or default in the payment of interest or principal, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including reasonable and properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures will provide that the trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptable such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture act.

Repayment of Funds

The indentures will provide that all monies paid by us to a trustee or paying agent for a particular series of debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall be become due and payable will be repaid to us and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Consent to Jurisdiction and Service of Process

Under the indentures, we will irrevocably designate Sumitomo Mitsui Banking Corporation, New York Branch as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we will irrevocably submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the indenture and the debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the relevant indenture to institute any proceeding against us with respect to the indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing default with respect to the debt security;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series issued under the relevant indenture (treated as a single class) shall have made written request to the trustee to institute proceedings and such holders have offered the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

•	no written direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of each affected series under the relevant indenture (voting together as a single class).

Undertaking for Costs

The indentures will provide that we and the trustee agree, and each holder of a debt security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the relevant indenture or against the trustee for action taken, suffered or omitted by it as trustee (other than a suit instituted by the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such debt securities and registration of transfers of such securities. We, the trustee and any agent of ours or the trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the debt securities and in the indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the debt securities.

Global Securities

The debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the debt securities will be exercisable by beneficial owners of the debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days. Upon the occurrence of such event, DTC shall instruct us to transfer the debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the indenture and the debt security, and, accordingly, our obligations under the debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such debt securities, and not to the holders of beneficial interests in such debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency”

registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have debt securities registered in their name, will not receive physical delivery of debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

Interests in the global securities will trade in DTC’s Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and DTC participants. Transfers between DTC participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive debt securities and to distribute such legended debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the securities offered by this prospectus will be set forth in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” of any such plan, account or arrangement described in clause (a) or (b) by reason of any such plan’s, account’s, or arrangement’s investment therein (we refer to the foregoing described in clauses (a), (b) and (c), collectively, as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans, or Non-ERISA Arrangements, are not subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, each a Similar Law.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing, collectively, as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Thus, a Plan fiduciary considering an investment in the debt securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the debt securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption. Such parties in interest include, without limitation, us, the trustee, the paying agent, calculation agent, the transfer agent and the registrar for the debt securities and the initial purchasers.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the debt securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the debt securities and related lending transactions, provided that neither the party in interest nor its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the debt securities.

Each purchaser or holder of a debt security, and each fiduciary who causes any entity to purchase or hold a debt security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such debt securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the debt securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase and holding of such bonds shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation of any provision of any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the debt securities on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of Title I of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the debt securities.

Each purchaser and holder of a debt security will have exclusive responsibility for ensuring that its purchase and holding of the bond does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing herein shall be construed as a representation that an investment in the bonds would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If SMBC Nikko Securities America, Inc. or any other broker-dealer affiliate of ours participates in the distribution of our securities, the offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

EXPERTS

Our consolidated financial statements and the related financial statement as of March 31, 2014 and 2015 and for each of the years in the three-year period ended March 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2015 have been incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2015 in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our United States counsel. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Simpson Thacher & Bartlett LLP, United States counsel to any underwriters, dealers or agents, will pass upon certain legal matters as to United States federal law and New York State law for them.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company with limited liability (kabushiki kaisha) incorporated under the laws of Japan. Most or all of our directors, executive officers and corporate auditors are non-residents of the United States and all or a substantial portion of our assets and the assets of these non-resident persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such non-resident persons, or to enforce against any of us judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws. We have been advised by Nagashima Ohno & Tsunematsu, our Japanese counsel, that there is doubt as to the enforceability in Japan, in original actions or in actions brought before Japanese courts for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Sumitomo Mitsui Banking Corporation, New York Branch.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC. You may read and copy any of this information in the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-

swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “SMFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2015, filed on July 22, 2015 (File Number 001-34919); and

•	our report on Form 6-K furnished to the SEC on January 21, 2016, which includes our unaudited interim IFRS consolidated financial results for the six-month period ended September 30, 2015.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at http://www.smfg.co.jp.

OUR PRINCIPAL EXECUTIVE OFFICE

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005, Japan

TRUSTEE

The Bank of New York Mellon

101 Barclay Street, New York, NY 10286

United States of America

PAYING AGENT AND CALCULATION AGENT	TRANSFER AGENT AND REGISTRAR

The Bank of New York Mellon, London Branch One Canada Square London E14 5AL United Kingdom	The Bank of New York Mellon SA/NV, Luxembourg Branch Vertigo Building – Polaris 2-4 rue Eugène Ruppert L-2453 Luxembourg

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Davis Polk & Wardwell LLP Izumi Garden Tower, 33rd Floor 6-1, Roppongi 1-chome Minato-ku, Tokyo 106-6033, Japan	Nagashima Ohno & Tsunematsu JP Tower 7-2, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-7036, Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032, Japan

INDEPENDENT AUDITORS

KPMG AZSA LLC

1-2, Tsukudo-cho

Shinjuku-ku, Tokyo 162-8551, Japan

Sumitomo Mitsui Financial Group, Inc.

A$300,000,000 3.604% Senior Notes due 2023

A$450,000,000 Senior Floating Rate Notes due 2023

PROSPECTUS SUPPLEMENT

Citigroup

SMBC Nikko

ANZ

nabSecurities, LLC

UBS

Commonwealth Bank of Australia